                                                                    EXHIBIT 99.1


                                                     HELEN OF TROY
                                                         One Helen of Troy Plaza
                                                         El Paso, TX 77912
                                                         Ph: 915-225-8000
                                                         Fax: 915-225-8001


                              FOR IMMEDIATE RELEASE

                              HELEN OF TROY LIMITED
                        REPORTS RECORD SALES AND EARNINGS
                               FOR SECOND QUARTER

         QUARTERLY NET INCOME INCREASES 48%

         QUARTERLY EARNINGS PER SHARE INCREASE 40% TO 42 CENTS

         YEAR-TO-DATE NET INCOME INCREASES 81%

         YEAR-TO-DATE EARNINGS PER DILUTED SHARE ADVANCES 77% TO 92 CENTS

         EPS GUIDANCE FOR FISCAL YEAR RAISED FROM $1.75 - $1.80 TO $1.85 - $1.90

         EL PASO, TEXAS, OCT. 2 - Helen of Troy Ltd. (NASDAQ, NM: HELE), designer, developer and worldwide marketer of brand-name personal care products, today reported record sales and earnings for the second quarter and six months ended Aug. 31, 2003.

         Second quarter sales increased 4.3 percent to a record $115,782,000 versus sales of $111,058,000 for the same period of the prior year. Second quarter net income increased 48 percent to a record $13,098,000 or 42 cents per diluted share, from $8,876,000, or 30 cents per diluted share for the same period a year earlier.

         First half sales climbed 4.1 percent to a record $ 222,282,000 from sales of $213,541,000 for last year's first half. Net earnings for the first half of this year was $27,942,000 or 92 cents per diluted share, versus $15,467,000 or 52 cents per diluted share in the comparable period last year, representing an 81 percent increase in net earnings.

         Gerald J. Rubin, Chairman, Chief Executive Officer and President, commenting on the results for the quarter stated, "Our business continues to do well and we are pleased with our overall results. Sales increased in every segment of



                                     -more-
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our business, except Tactica. Our sales leaders include the International division, retail personal care products, the Professional division, and Idelle Labs skin and hair care products.

         Second quarter operating income increased 1.6 percentage points to 12.7 percent of net sales from 11.1 percent a year ago. Second quarter net income increased 3.3 percentage points to 11.3 percent from 8.0 percent a year ago. Helen of Troy continues to have a strong balance sheet, with cash of $33.4 million, stockholders' equity of $319.8 million, which represents an increase of $53.7 million in stockholders' equity from the comparable period last year, and accounts receivable of $80.8 million. Inventory at quarter end was $147.1 million, which we believe is appropriate for our current levels of overall business heading into the strong fall selling season.

         Helen of Troy announced today that it is evaluating strategic alternatives for its investment in Tactica with a view toward maximizing shareholder value. These alternatives include a possible sale of all or partial interest in Tactica. There can be no assurance that any transaction involving Tactica will occur. Excluding the results for Tactica, second quarter sales increased by 17.1 percent to $105.3 million with operating income of $18 million or 17.1 percent of sales, net earnings of $14.7 million or 14 percent of sales, and diluted earnings per share of $.48 for the quarter. Excluding Tactica and our new Idelle Labs division, Helen of Troy sales increased by 5.8 percent to $95.1 million versus $89.9 million for last year's second quarter.

         As previously announced we have entered into an agreement to acquire the Brut brand in the United States, Canada, Mexico, Puerto Rico and elsewhere in Latin America from Unilever. This transaction closed on September 29, 2003. Therefore, we are raising our current fiscal year earnings per diluted share guidance from $1.75 - $1.80 to $1.85 - $1.90, or a 41 to 45 percent increase from the prior fiscal year's diluted earnings per share of $1.31. We are also projecting earnings per diluted share for our next fiscal year beginning March 1, 2004 to be in the range of $2.15 to $2.25 per share. Our business and financial performance continues to be strong and consistent. This quarter marks 35 of the past 38 quarters with year-over-year sales increases, and 34 of the past 38 quarters with year-over-year increases in net earnings.

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         To date, pursuant to our recently approved Stock Repurchase Plan, we have repurchased 81,800 shares of common stock at an average price of $24.76 per share, " Rubin concluded.

         The Company will conduct a teleconference in conjunction with today's earnings release. The teleconference begins at 11 a.m. ET today, Thursday, October 2, 2003. Members of the news media, investors and the general public are invited to access a live broadcast of the conference call via the Investor Relations page of the Company's website at www.hotus.com or via CCBN's Investor Distribution Network at www.companyboardroom.com for individual investors and www.streetevents.com for institutional investors. The event will be archived and available for replay through November 30, 2003.

         Helen of Troy Limited is a leading designer, producer and marketer of brand name personal care consumer products. The Company's products include hair dryers, curling irons, hair setters, women's shavers, brushes, combs, hair accessories, home hair clippers, mirrors, foot baths, body massagers, paraffin baths, liquid hair styling products, body powder and skin care products. The Company's products are sold by mass merchandisers, drug chains, warehouse clubs and grocery stores under licensed trade marks including Vidal Sassoon(R), licensed from The Procter & Gamble Company, Revlon(R), licensed from Revlon Consumer Products Corporation, Dr. Scholl's(R), licensed from Schering-Plough HealthCare Products, Inc., Sunbeam(R) licensed from American Household, Inc., Sea Breeze(R), licensed from Shisheido Corporation, and Vitapointe(R) licensed from Sara Lee Household and Body Care UK Limited. Helen of Troy's owned trade names include Dazey(R), Caruso(R), Karina(R), DCNL(TM), Nandi(TM), Isobel(TM), WaveRage(R), Brut(R), Vitalis(R), Final Net(R), Ammens(R), and Condition 3-in-1(R). The Company also markets hair and beauty care products under the Helen of Troy(R), Hot Tools(R), Hot Spa(R), Salon Edition(R), Gallery Series(R), Wigo(R) and Ecstasy(R) trademarks to the professional beauty salon industry.

         This press release may contain certain forward-looking statements, which are subject to change. These forward-looking statements include the Company's expectation regarding overall sales increases and earnings per share increases for the fiscal year ending February 28, 2004. A number of risks or uncertainties could cause actual results to differ materially from historical or anticipated results. Generally, the words "anticipates," "believes", "expects" and other similar words identify forward-looking statements. The Company cautions readers to not place undue reliance on forward-looking statements. The actual results may differ materially from those described in any forward-looking statements. The Company intends its forward-looking statements to speak only as of the time of such statements, and does not undertake to update or revise them as more information becomes available. Additional information concerning potential factors that could affect the company's financial results are included in the company's Form 10-K for the year ended February 28, 2003 and the Form 10-Q for the quarter ended May 31, 2003.


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                                       4


HELEN OF TROY LIMITED COMPARATIVE ANALYSIS (UNAUDITED)


                                                  FOR THE THREE MONTHS ENDED                           FOR THE SIX MONTHS ENDED
                                         ---------------------------------------           ----------------------------------------
                                         8/31/2003    %         8/31/2002    %             8/31/2003    %          8/31/2002    %
                                         ---------  -----       ---------  -----           ---------  -----        ---------  -----

Net sales                                 $115,782  100%         $111,058  100%             $222,282  100%          $213,541  100%

Cost of sales                               62,727  54.2%          60,148  54.2%             116,432  52.4%          113,116  53.0%
                                          --------  -----        --------  -----            --------  -----         --------  -----

Gross profit                                53,055  45.8%          50,910  45.8%             105,850  47.6%          100,425  47.0%

Selling, general and
administrative expenses                     38,381  33.1%          38,636  34.8%              74,980  33.7%           78,140  36.6%
                                          --------  -----        --------  -----            --------  -----         --------  -----

                     Operating income       14,674  12.7%          12,274  11.1%              30,870  13.9%           22,285  10.4%

Other income (expenses):
                     Interest expense        (956)  (0.8%)          (953)  (0.9%)            (1,965)  (0.9%)         (2,020)  (0.9%)

                      Interest income          196  0.2%              548  0.5%                  438  0.2%               856  0.4%

          Other income (expense), net          503  0.4%            (133)  (0.1%)              3,149  1.4%             (128)  (0.1%)
                                          --------  -----        --------  -----            --------  -----         --------  -----

                          Total other
                     income (expense)        (257)  (0.2%)          (538)  (0.5%)              1,622  0.7%           (1,292)  (0.6%)
                                          --------  -----        --------  -----            --------  -----         --------  -----

Earnings before income taxes                14,417  12.4%          11,736  10.6%              32,492  14.6%           20,993  9.8%

Income tax expense                           1,319  1.1%            2,860  2.6%                4,550  2.0%             5,526  2.6%
                                          --------  -----        --------  -----            --------  -----         --------  -----

Net earnings                               $13,098  11.3%          $8,876  8.0%              $27,942  12.6%          $15,467  7.2%
                                          ========  =====        ========  =====            ========  =====         ========  =====

Net earnings per share- diluted               $.42                   $.30                       $.92                    $.52
                                              ====                   ====                       ====                    ====

Weighted average shares
used in computation                            30,859               29,538                    30,379                    29,643
                                               ======               ======                    ======                    ======


(IN THOUSANDS, EXCEPT EARNINGS PER SHARE DATA)

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                                       5


SELECTED CONSOLIDATED BALANCE SHEET INFORMATION (IN THOUSANDS)

                                                                  8/31/2003                    8/31/2002
                                                                  ---------                    ---------
Cash                                                                $33,395                      $85,015
Marketable  securities, at market value                               1,367                        1,665
Account's receivable                                                 80,832                       79,584
Inventory                                                           147,054                       98,343

Total current assets                                                279,638                      275,392
Total assets                                                        451,005                      384,955

Total current liabilities                                            76,179                       63,836
Total long term liabilities                                          55,000                       55,000

Stockholders' equity                                                319,826                      266,119



SELECTED SEGMENT INFORMATION (IN THOUSANDS)

Net Sales by Operating Segment:                          FOR THREE MONTHS ENDED                       FOR SIX MONTHS ENDED
                                                  ----------------------------------           -----------------------------------
                                                  8/31/2003                8/31/2002           8/31/2003                 8/31/2002
                                                  ---------                ---------           ---------                 ---------
Segment
North America                                      $ 94,537                 $ 83,693            $175,924                  $155,622
International                                        10,798                    6,223              20,647                    10,427
Tactica                                              10,447                   21,142              25,711                    47,492
                                                   --------                 --------            --------                  --------
                                                   $115,782                 $111,058            $222,282                  $213,541
                                                   ========                 ========            ========                  ========


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                                       6



SELECTED OTHER DATA (IN THOUSANDS)

Reconciliation of Non-GAAP Financial Measure - EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) to Net Earnings:

                                                              FOR THREE MONTHS ENDED                 FOR SIX MONTHS ENDED
                                                      -----------------------------------    -----------------------------------
                                                      8/31/2003                 8/31/2002    8/31/2003                 8/31/2002
                                                      ---------                 ---------    ---------                 ---------
Net Earnings                                            $13,098                    $8,876      $27,942                   $15,467
Interest Income / Expense, Net                              760                       405        1,527                     1,164
Income Tax Expense                                        1,319                     2,860        4,550                     5,526
Depreciation & Amortization                               1,598                     1,454        3,030                     3,331
                                                        -------                   -------      -------                   -------
EBITDA (Earnings Before Interest, Taxes,
Depreciation and Amortization)                          $16,775                   $13,595      $37,049                   $25,488
                                                        =======                   =======      =======                   =======


This information is being provided because management believes it is a key metric to the investment community and assists in the understanding and analysis of period-to-period operating performance. EBITDA should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

                                       ###


2003